UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina		27410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.Regulation FD Disclosure.

Unifi, Inc. (the “Company”) issued a press release announcing an Investor Day event on February 16, 2022, a copy of which is attached hereto as Exhibit 99.1. Members of the Company’s senior management team responsible for commercialization, technology, innovation, and sustainability will join Albert P. Carey, Executive Chairman; Edmund M. Ingle, Chief Executive Officer; and Craig A. Creaturo, Executive Vice President & Chief Financial Officer, to provide an overview of the Company. The program will focus on the Company’s long-term strategic plan and will include discussions of the Company’s commercial capabilities, operations, financials, and growth strategy. A live audio webcast and replay of the program will be available on the “Investor Relations” section of the Company’s website at www.unifi.com. A copy of the materials prepared for use by management is attached hereto as Exhibit 99.2 and will also be available on the “Investor Relations” section of the Company’s website at www.unifi.com.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Unifi, Inc., dated February 16, 2022.

99.2	Investor Day Presentation Materials.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: February 16, 2022	By:	/s/ CRAIG A. CREATURO
Craig A. Creaturo
Executive Vice President & Chief Financial Officer